EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-188045 and 333-197841 on Form S-3, and in the prospectuses thereto, of our report dated March 16, 2015, with respect to the consolidated financial statements, and our report dated March 16, 2015, relating to the effectiveness of internal control over financial reporting, of United Development Funding IV, included in this Annual Report on Form 10-K.

/s/ Whitley Penn LLP

Dallas, Texas

March 16, 2015